Exhibit 5.1

[Letterhead of Alston & Bird LLP]

July 26, 2013

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

Re:	Universal Shelf Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Equifax Inc., a Georgia corporation (the “Company”), in connection with the filing this date of the above-referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities (the “Registered Securities”):

(i)	senior debt securities of the Company (the “Senior Debt Securities”);

(ii)	subordinated debt securities of the Company (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”);

(iii)	shares of the Company’s common stock, par value $1.25 per share (the “Common Stock”);

(iv)	shares of the Company’s preferred stock, par value $0.01 per share, with such preferences and other terms as determined in accordance with the Company’s Amended and Restated Articles of Incorporation , as such may be further amended and/or restated (the “Preferred Stock”); and

(v)	warrants to purchase any of the securities described in clauses (i) - (iv) above (collectively, the “Warrants”).

The Registered Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement, as it may be amended from time to time. Each series of Debt Securities will be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the Debt Securities between the Company and a trustee to be appointed by the Company; each Warrant will be issued pursuant to a warrant agreement between the Company and a warrant agent to be appointed by the Company; and each such indenture or warrant agreement will be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

In rendering the opinions set forth herein, we have examined the following documents and instruments, each as certified by the Secretary of the Company pursuant to the Company Certificate (as defined below) (items (i) through (vii) referred to herein as the “Reviewed Documents”):

(i)	the Amended and Restated Articles of Incorporation of the Company;

(ii)	the Amended and Restated Bylaws of the Company;

(iii)	the Amended and Restated Rights Agreement dated as of October 14, 2005 between the Company and SunTrust Bank, as rights agent;

(iv)	the Indenture dated as of June 29, 1998 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the Senior Debt Securities;

(v)	the form of Indenture proposed to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the Subordinated Debt Securities (the “Subordinated Debt Indenture”);

(vi)	resolutions adopted by the Board of Directors of the Company on July 26, 2013; and

(vii)	a Certificate of Dean C. Arvidson, Corporate Secretary of the Company, dated June 26, 2013, identifying and certifying as to the above-listed documents (the “Company Certificate”).

We have also examined such other agreements, instruments and other documents, and such certificates of officers of the Company and of public officials, and have made such examination of law, as we have deemed necessary or appropriate for the purposes hereof.

As to certain factual matters, but not conclusions of law, we have relied upon the Company Certificate. Except as otherwise expressly set forth, we have made no independent examination of facts, review of court records or other public records, or factual investigation for the purposes of this opinion letter.

For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as certified, conformed, photostatic, electronic or telefacsimile copies; (iv) the legal capacity of all natural persons; and (v) the due authorization, execution, and delivery of and the validity and binding effect of the Reviewed Documents, as applicable, with regard to the parties to such Reviewed Documents other than the Company.

Members of our firm are admitted to the Bars of the State of Georgia and the State of New York, and we express no opinion herein in respect of any laws other than the laws of the State of Georgia and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.

For purposes of the opinions set forth below, we have assumed with your permission that (i) the Registration Statement has become effective under the Securities Act and any applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) all Registered Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with the applicable authorization and approval by the Board of Directors (which term includes duly authorized committees of the Board of Directors); (iii) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock authorized and available for issuance; (iv) Registered Securities issuable upon conversion, exchange or exercise of any Registered Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (v) the terms of any Debt Securities or Warrants and of the offering and sale thereof will be in conformity with the applicable indenture or warrant agreement, (vi) to the extent applicable, a definitive purchase, underwriting or similar agreement with respect to any Registered Securities offered will have been duly authorized, executed and delivered by the Company and the other parties thereto. Further, to the extent that the obligations of the Company under any indenture or warrant agreement may depend upon such matters, we have assumed with your permission that at the time of execution thereof: (vii) the applicable trustee or warrant agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (viii) the trustee or warrant agent will have the requisite organizational and legal power and authority to perform its obligations under the indenture or warrant agreement, as applicable; (ix) the indenture or warrant agreement will have been duly authorized, executed and delivered by the Company and by the trustee or warrant agent, as applicable, and will constitute the valid and binding obligation of the trustee or warrant agent, as applicable; and (x) the trustee or warrant agent will be in compliance, with respect to acting as a trustee or warrant agent under the indenture or warrant agreement, as applicable, with all applicable laws and regulations.

Based upon the foregoing and subject to the other assumptions, exceptions, limitations, and qualifications set forth herein, we are of the opinion that:

1.          When (a)  appropriate corporate action has been taken by the Company to authorize the form and terms of any series of Debt Securities to be offered, to approve the Subordinated Debt Indenture in the case of any Subordinated Debt Securities to be offered and to approve the issuance and terms of the offering of the Debt Securities and related matters in accordance with the applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) if such Debt Securities are in certificated form, certificates representing the Debt Securities have been duly executed and registered by the Company, authenticated by the applicable trustee in accordance with the applicable indenture and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors for the Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

2.          When (a) appropriate corporate action has been taken by the Company to authorize and approve the issuance and terms of any offering of shares of Common Stock and related matters and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) if such shares of Common Stock are in certificated form, certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement (not less than the aggregate par value of the shares of Common Stock being issued), then, upon the happening of such events, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3.          When (a) appropriate corporate action has been taken by the Company to designate the preferences, limitations and relative rights of any shares of Preferred Stock to be offered and to authorize and approve the issuance and terms of the offering of the shares of Preferred Stock and related matters and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, including the adoption of an amendment to the Amended and Restated Articles of Incorporation of the Company relating to such Preferred Stock (“Amendment”) and the filing of such Amendment with the Secretary of State of the State of Georgia, (b) such Amendment has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Georgia, (c) if such shares of Preferred Stock are in certificated form, certificates representing such shares of Preferred Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (d) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement (not less than the aggregate par value of the shares of Preferred Stock being issued), then, upon the happening of such events, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.          When (a)  appropriate corporate action has been taken by the Company to approve the form and terms of any Warrants to be offered and of the securities for which the Warrants are exercisable, to approve the warrant agreement and to approve the issuance and terms of the offering of the Warrants and related matters in accordance with the warrant agreement and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) if such Warrants are in certificated form, certificates representing such Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors therefor as provided in the applicable agreement, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company.

The opinions expressed in paragraphs 1 and 4 above relating to the binding obligations of the Company with respect to the Debt Securities and the Warrants are subject to the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions, related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing, materiality and reasonableness, (iv) impracticability or impossibility of performance, (v) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company, (vi) unconscionability and (vii) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy.

This opinion letter is limited to the matters expressly stated herein, and no opinion may be implied or inferred beyond those opinions expressly stated in paragraphs 1 through 4 hereof. Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement any such opinions, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinions.

This opinion letter is rendered solely for your benefit in connection with the transactions contemplated by the Registration Statement. This opinion letter may not be used or relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, other than your successors and permitted assigns, for any purpose, without our express, prior written consent.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ M. Hill Jeffries
M. Hill Jeffries, A Partner